Exhibit 10.3
EXECUTION VERSION

FIRST AMENDED AND RESTATED
INTERCREDITOR AND PROCEEDS AGREEMENT
dated as of
June 29, 2022
among
APR ENERGY, LLC
as US Borrower
APR ENERGY HOLDINGS LIMITED
as UK Borrower
THE OTHER OBLIGORS FROM TIME TO
TIME PARTY HERETO
THE OTHER SECURED PARTIES FROM TIME TO
TIME PARTY HERETO
UMB BANK, NATIONAL ASSOCIATION
as Security Trustee
and
CITIBANK, N.A.,
as Administrative Agent

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TABLE OF CONTENTS

    i

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FIRST AMENDED AND RESTATED INTERCREDITOR AND PROCEEDS AGREEMENT, dated as of June 29, 2022 (this “Agreement”), among APR ENERGY, LLC, a limited liability company formed in the State of Florida, U.S.A. (the “US Borrower”), APR ENERGY HOLDINGS LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 07105073 (the “UK Borrower” and together with the US Borrower, the “Borrowers”), the affiliates of the Borrowers from time to time party hereto, as Guarantors, UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as security trustee (the “Security Trustee”) and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).
RECITALS
    The Borrowers have entered into that certain credit agreement, dated as of February 28, 2020 (as amended, restated, amended and restated, supplemented and otherwise modified and in effect from time to time, including as amended and restated on the Restatement Date, the “Loan Agreement”), among, inter alios, the Borrowers, the lenders party thereto and the Administrative Agent, which provides for a credit facility to be made available in the form of a term loan, revolving loans and letters of credit.
The Borrowers may from time to time desire to incur further indebtedness in the form of Additional Secured Debt.
From time to time the Primary Guarantor may create unsecured and subordinated intercompany obligations to the Borrowers subject to this Agreement, and the Borrowers may create certain unsecured and subordinated intercompany obligations to certain Grantors subject to this Agreement.
The Borrowers intend to secure all current and future Secured Obligations on a first priority basis, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Collateral Documents.
This Agreement sets forth the terms on which each Secured Party has appointed the Security Trustee to act as Security Trustee for the current and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Security Trustee or the subject of the Collateral Documents, and to enforce the Collateral Documents and all interests, rights, powers and remedies of the Security Trustee with respect thereto or thereunder and the proceeds thereof.
AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I

Definitions; Principles of Construction
SECTION 1.01. Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined have the meanings assigned to them

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in the Loan Agreement and any Additional Debt Document (as applicable). As used in this Agreement, the following terms have the meanings specified below:
“Act of Required Debtholders” means, as to any matter at any time a direction in writing delivered to the Security Trustee by or with the written consent of the holders of more than 66 2/3% of the sum of:
(a)    the aggregate outstanding principal amount of loans and notes constituting Secured Obligations (including the face amount of outstanding letters of credit whether or not then available or drawn); and
(b)    the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Obligations;
provided, however, that the loans, notes and unfunded commitments of Defaulting Lenders and of the Borrowers and their Affiliates and Subsidiaries shall be disregarded in determining the “Act of Required Debtholders”.
For purposes of determining whether the holders of the requisite principal amount of Secured Obligations, have taken any action as described above, the principal amount for purposes of voting shall be the principal in U.S. dollars, as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date of the taking of such action by the holders of such Indebtedness.
“Additional Debt Document” means the facility agreement, indenture, credit agreement or other agreement governing the relevant Additional Secured Debt, together, if applicable, with the “finance documents” (howsoever described) thereunder.
“Additional Debt Finance Parties” means the lenders, noteholders or equivalent pursuant to any Additional Debt Documents.
“Additional Debt Representative” means, in respect of any Additional Secured Debt, the trustee, agent or representative of the holders of such Additional Secured Debt who maintains the transfer register for such Additional Secured Debt (if applicable) and (a) is appointed as a Secured Lien Representative (including for purposes related to the administration of the Collateral Documents) pursuant to the Additional Debt Documents together with its successors in such capacity and (b) has executed an Intercreditor Joinder.
“Additional Debt Secured Obligations” means all principal of the loans or notes, as applicable, outstanding from time to time in respect of the Additional Secured Debt, all interest on the loans or notes, all other amounts now or hereafter payable by any Grantor under any Additional Debt Document and any fees or other amounts now or hereafter payable by any Grantor to the Additional Debt Representative or the Security Trustee for acting in its capacity as such pursuant to a separate agreement among such parties, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
“Additional Secured Debt” has the meaning set forth in Section 3.08(b).
“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.
“Agreement” has the meaning set forth in the preamble.

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“Collateral” means all of the properties and assets that are (or are purported to be) from time to time subject to the Liens granted to the Security Trustee pursuant to the Collateral Documents as security for the Secured Obligations.
“Collateral Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, deeds of hypothecation, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Security Trustee, for the benefit of the Secured Parties in respect of the Secured Obligations, in each case, as amended, amended and restated, supplemented and otherwise modified, in whole or in part, from time to time, in accordance with its terms and Section 8.01. For greater certainty, the Loan Agreement is not a Collateral Document.
“Collection Period” means, with respect to a Payment Date, the period covered by the most recent fiscal quarter of the Borrowers which ended prior to such Payment Date (or, in the case of the initial Payment Date, commencing on the Closing Date and ending on the last day of the then applicable fiscal quarter of the Borrowers). For the avoidance of doubt, except for the first Collection Period, each Collection Period will be one of the following periods (all dates being inclusive): (i) first day of January to last day of March, (ii) first day of April to last day of June, (iii) first day of July to last day of September, or (iv) first day of October to last day of December.
“Contract Installation and Asset Redeployment Costs” means expenditures in connection with the preparation, transport, site preparation, rehabilitation and/or logistics associated with the movement, installation, decommissioning and/or deconstruction of any Collateral Asset.
“Discharge of Secured Obligations” means the occurrence of all of the following:
(1)    termination or expiration of all commitments to extend credit that would constitute Secured Obligations;
(2)    either (i) the termination of any undrawn letters of creditor or (ii) the Cash Collateralization in accordance with the Loan Agreement or, as applicable, the relevant Secured Debt Document of any undrawn letters of credit; and
(3)    unconditional and irrevocable payment in full in cash of the principal of and interest and premium (if any) on all Secured Obligations together with all other amounts then due and payable by any Grantor to the Secured Parties under the Secured Debt Documents (excluding any contingent obligations not yet due and payable).
“Dutch Collateral Documents” means each Collateral Document governed by the laws of The Netherlands.
“Dutch Party” means any Grantor organized under the laws of The Netherlands.
“Eligible Investment” means any of the following investments:
(a)    obligations issued or guaranteed by the United States of America (or any agency thereof) maturing or being due and payable in full not more than one (1) year after acquisition thereof;

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(b)    time deposits, certificates of deposit, bankers acceptances and other “money market instruments” issued by a bank having capital and surplus in an aggregate amount of not less than $500,000,000 and having the following ratings: A- or greater by S&P or A3 or greater by Moody’s, and in each case, maturing or being due and payable in full not more than one (1) year after acquisition thereof;
(c)    open market commercial paper having at least the following ratings on the date of acquisition: A-2 or greater by S&P or Prime-2 or greater by Moody’s, and in each case, maturing or being due or payable in full not more than two hundred and seventy (270) days after acquisition thereof;
(d)    collateralized repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $500,000,000 relating to United States of America government obligations maturing or being due or payable in full not more than ninety (90) days after acquisition thereof;
(e)     (i) tax exempt short-term securities having at least the following ratings: A or greater by S&P or Prime or greater by Moody’s; and (ii) tax exempt long-term securities having at least the following ratings: A or greater by S&P or A2 or greater by Moody’s, in each case maturing or being due or payable in full not more than one hundred and eighty (180) days after acquisition thereof;
(f)     Deposit accounts with any bank that is insured by the Federal Deposit Insurance Corporation and whose long-term obligations are rated A2 or better by Moody’s and/or A or better by S&P;
(g)    money market mutual funds that are registered with the SEC under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a 7 and that at the time of such investment are rated Aaa-mf by Moody’s and/or AAAm by S&P, including such funds for which the Collateral Agent, Depositary, Trustee, any other agent or affiliate provides investment advice or other services; and
(h)    (x) certificates of time deposit, guaranteed investment certificates or bankers’ acceptances maturing within one year issued by any bank organized under the laws of Canada, Japan, the United Kingdom (or any country or countries that comprise the United Kingdom, including England and Wales) or any country that is a member of the European Union and having aggregate capital and surplus in excess of $500,000,000; or (y) direct obligations of, or obligations fully guaranteed by, Canada, Japan, the United Kingdom (or any country or countries that comprise the United Kingdom, including England and Wales) or any country that is a member of the European Union; provided that such obligations mature within one (1) year from the date of acquisition thereof.
“Environmental Claim” means any claim by any Person or Persons or any governmental, judicial or regulatory authority which arises out of any breach, contravention or violation of Environmental Law or of the existence of any liability or potential liability arising from such breach, contravention or violation or the presence of Hazardous Material in contravention of Environmental Laws. In this context, “claim” means: a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take) certain action or to desist from or

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suspend certain action by any governmental, judicial or regulatory authority; and any form of enforcement or regulatory action.
“Event of Default” means any event or circumstance that constitutes an “Event of Default” (or equivalent, howsoever defined) under the Loan Agreement or any other Secured Debt Document.
“Excess Proceeds” has the meaning set forth in Section 3.09(b).
“Grantor” means each of the Borrowers, the Guarantors and any other Person that pledges any Collateral under the Collateral Documents to secure any Secured Obligation.
“Guarantee” means the guarantee granted pursuant to Section 5.01.
“Guarantor” means each of the Borrowers, APR Energy Limited, Apple Bidco Limited and each other Person that pledges any Collateral under the Collateral Documents to secure any Secured Obligation, provided that, for the avoidance of any doubt, a Guarantor shall not guarantee its own Secured Obligations.
“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, actual losses, damages (including damages as a result of claims for special, indirect or consequential damages brought by third parties), penalties, actions, claims, judgments, suits, costs, taxes, out-of-pocket expenses or disbursements (including reasonable legal fees and expenses and court costs) of any kind or nature whatsoever:
(a)    arising directly or indirectly out of or in any way connected with the ownership, possession, performance, transportation, management, sale, import to or export from any jurisdiction, control, use or operation, registration, certification, provisioning, the provision of fuel and lubricating oils, testing, design, condition, delivery, acceptance, leasing, subleasing, insurance, maintenance, repair, service, modification, refurbishment, survey and/or inspection, conversion, overhaul, replacement, removal, repossession, return, redelivery, storage, sale, disposal, the complete or partial removal, decommissioning, making safe, destruction, abandonment or loss by the Borrowers or any other Person of any of the Collateral Assets or any other Collateral, whether or not such liability may be attributable to any defect in any of the Collateral Assets or other Collateral or to the design, construction or use thereof or from any maintenance, service, repair, overhaul, inspection or for any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same shall arise and whether or not any of the Collateral Assets or other Collateral (or any part thereof) is in possession or control of the Borrowers or any other Person and wherever the same is located;
(b)    arising directly or indirectly out of or in any way connected with any release of Hazardous Material, any Environmental Claim, or any breach of an Environmental Law or the terms and conditions of an Environmental Approval; or
(c)    as a consequence of any claim that any design, article or material in any of the Collateral Assets or any other Collateral or any part thereof or relating thereto or the operation or use thereof constitutes an infringement of patent, copyright, design or other proprietary right;

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(d)    in preventing or attempting to prevent the arrest, seizure, taking in execution, requisition, impounding, forfeiture or detention of any of the Collateral Assets or other Collateral or in securing or attempting to secure the release of any of the same; and
(e)    with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Collateral Documents, including any of the foregoing relating to the use of proceeds of any Secured Obligations or the violation of, noncompliance with or liability under any law applicable to or enforceable against the Borrowers or any Grantor or any of the Collateral, and all reasonable costs and out-of-pocket expenses (including reasonable fees and out-of-pocket expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 8.10(a).
“Initial Intercreditor Agreement” means that certain Intercreditor and Proceeds Agreement dated as of February 28, 2020 by and among certain of the parties hereto, together with all amendments, supplements and other modifications thereto, as in effect immediately prior to the Restatement Date.
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against any Grantor under Title 11, U.S. Code or any similar Federal or state law or the law of any other jurisdiction for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Insurance Proceeds” means any and all amounts payable in consequence of a claim under any of the contracts or policies of insurance (including reinsurance) in respect of the Collateral Assets, other than amounts payable in consequence of a claim under the liability insurances.
“Intercreditor Joinder” means, with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B.
“Intercreditor Joinder (Grantor)” means, with respect to the provisions of this Agreement relating to any additional Grantor, an agreement substantially in the form of Exhibit C.

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“Lien Sharing and Priority Confirmation” means, as to any future Additional Secured Debt, the written agreement of the holders of such Additional Secured Debt, as set forth in the Additional Debt Documents, for the benefit of all holders of Secured Obligations and each future Secured Lien Representative:
(1)    that all Secured Obligations will be and are secured equally and ratably by all Liens at any time granted by any Grantor to secure any Obligations in respect of such Additional Secured Debt, whether or not upon property otherwise constituting Collateral, and that all such Liens will be enforceable by the Security Trustee for the benefit of all holders of Secured Obligations equally and ratably;
(2)    that the holders of Obligations in respect of such Additional Secured Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Liens and the order of application of proceeds and enforcement of Liens; and
(3)    consenting to the terms of this Agreement and the Security Trustee’s performance of, and directing the Security Trustee to perform its obligations under, this Agreement and the other Collateral Documents.
“Loan Agreement” has the meaning set forth in the recitals.
“Loan Finance Parties” means the Lenders, Issuing Banks and Administrative Agent under and as defined in the Loan Agreement and each other “Finance Party” under and as defined in the Loan Agreement.
“Loan Secured Obligations” means all “Obligations” as defined in the Loan Agreement, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
“Mexico” means the United Mexican States.
“Net Sale Proceeds” means, in relation to a Collateral Asset Disposition permitted by the terms and conditions of each of the Secured Debt Documents, the amount of cash actually received by the Borrowers or relevant Grantor from the relevant purchaser less the aggregate of the following: (a) any Taxes due and payable by the Borrowers or Grantor in relation to such Collateral Asset Disposition; and (b) transaction costs and expenses reasonably necessarily and properly incurred by the Borrowers or relevant Grantor in connection with the Collateral Asset Disposition, such as (but not limited to) legal, notarial and other fees, cost incurred in moving the Collateral Asset, costs of putting that Collateral Asset in a marketable condition (if any), costs of conforming that Collateral Asset to the relevant purchaser agreement requirements (if any). Any Taxes paid by the Borrowers or applicable Grantor in connection with any Collateral Asset Disposition which are subsequently recovered shall constitute Net Sale Proceeds and shall be paid in the same manner as other Net Sale Proceeds for the relevant Collateral Asset promptly following recovering thereof.
“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

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“Operating Expenses” means all costs and expenses (excluding Contract Installation and Asset Redeployment Costs) incurred by the APR Group that is related to the operation of the APR Group or the APR Group business.
“Parallel Debt” has the meaning given to that term in Section 3.10.
“Permitted Reinvestment Period” means, in respect of any Net Sales Proceeds or Total Loss Proceeds, the date which is 365 days following the date on which the applicable amount was credited to the Collateral Account, which 365 day period shall be extended by a further 180 days if the Borrowers demonstrate that during such 365 day period they have committed to reinvest the applicable amount by entering into a binding commitment to purchase the applicable reinvestment assets with a Person which is not an Affiliate of a Grantor.
“Primary Guarantor” means Atlas Corp.
“Priority Payment Amounts” means with respect to any Collection Period, all amounts which would be paid on the applicable Payment Date pursuant to Sections 4.02(a)(i) to (ix), from amounts then standing to the credit of the Collection Accounts, calculated as if the Borrowers had no right to (a) withdraw funds from the Collection Accounts during such Collection Period, or (b) direct the proceeds listed in Section 4.01(c)(i) to (v) to any account other than a Collection Account during such Collection Period, in each case as may otherwise be provided for (from time to time) under Sections 4.02(b) and 4.01(c) respectively.
“Program Debt” means all Indebtedness constituting Secured Obligations.
“Representatives” means each of the Agent, the Security Trustee, each Account Bank and any other Secured Lien Representative.
“Restatement Date” means the date hereof.
“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Secured Obligations causes, or permits holders of Secured Obligations outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Obligations outstanding thereunder to become immediately due and payable.
“Secured Debt Documents” means the Loan Documents and the Additional Debt Documents.
“Secured Lien Representative” means (1) in the case of the Loan Agreement, the Administrative Agent and (2) in the case of any other Additional Secured Debt, the trustee, agent or representative of the holders of such Additional Secured Debt who maintains the transfer register for such Additional Secured Debt and (a) is appointed as a Secured Lien Representative (for purposes related to the administration of the Collateral Documents) pursuant to the indenture, credit agreement or other agreement governing such Additional Secured Debt, together with its successors in such capacity, and (b) has executed an Intercreditor Joinder.
“Secured Obligations” means (a) all Loan Secured Obligations and (b) all Additional Debt Secured Obligations.

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“Secured Parties” means the holders of Secured Obligations and the Secured Lien Representatives.
“Security Trustee” has the meaning set forth in the preamble.
“Series of Secured Debt” means (1) Indebtedness of the Borrowers and the Grantors under the Loan Agreement, and (2) each other issue or series of Additional Secured Debt for which a single transfer register is maintained
“Subordinated Agreement” means each agreement (i) between the Primary Guarantor and a Borrower, (ii) between a Borrower and any Grantor and (iii) between the Primary Guarantor and any Grantor, in each case pursuant to which one party advances loans or other financial accommodations or indebtedness to the other party.
“Subordinated Party” means the Primary Guarantor and any other Person that has entered into or does from time to time enter into a Subordinated Agreement.
“Total Loss Proceeds” means all Insurance Proceeds payable in respect of a Total Loss.
“Trust Estate” has the meaning set forth in Section 2.02.
“US$ Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the average of the spot rates for the purchase and sale of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal on the date two (2) Business Days prior to such determination.
SECTION 1.02. Rules of Interpretation
(a)All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.
(b)Unless otherwise indicated, any reference to any agreement, instrument or obligation will be deemed to include a reference to that agreement, instrument or obligation as assigned, amended, restated, refinanced, supplemented or otherwise modified and in effect from time to time or replaced in accordance with or contemplated pursuant to the terms of this Agreement.
(c)The use in this Agreement or any of the other Collateral Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d)References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise

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specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.
(e)Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of a Secured Debt Document (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Secured Debt Documents (including any definition contained therein) as amended, restated, amended and restated, supplemented and otherwise modified from time to time if such amendment or modification has been (1) made in accordance with the Secured Debt Documents and (2) prior to the Discharge of Secured Obligations, approved in a writing delivered to the Security Trustee by, or on behalf of, the requisite holders of Secured Obligations as are needed (if any) under the terms of this Agreement to approve such amendment or modification.

This Agreement and the other Collateral Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Collateral Documents.
ARTICLE II

The Trust Estate
SECTION 2.01. Declaration of Trust. To secure the payment of the Secured Obligations and in consideration of the premises and mutual agreements set forth in this Agreement:
(i)    each of the Secured Parties (other than the Security Trustee) irrevocably appoints the Security Trustee in accordance with the following provisions of this Agreement to act as Security Trustee under this Agreement and in connection with the Secured Debt Documents, and irrevocably authorises the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with the Secured Debt Document together with any other rights, powers, authorities and discretions as are necessarily incidental thereto; and
(ii)     the Security Trustee hereby accepts such appointment and agrees to hold, in trust under this Agreement for the benefit of all current and future Secured Parties, all of each Grantor’s right, title and interest in, to and under all Collateral granted or pledged to the Security Trustee under any Collateral Documents for the benefit of the Secured Parties, together with all of the Security Trustee’s right, title and interest in, to and under such Collateral Documents, and all interests, rights, powers and remedies of the Security Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).
The Security Trustee and its successors and permitted assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current

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and future Secured Parties as security for the payment of all current and future Secured Obligations.
Notwithstanding the foregoing, if at any time:
(i)all Liens securing the Secured Obligations have been released as provided in Section 3.09(a);
(ii)the Security Trustee holds no other property in trust as part of the Trust Estate; and
(iii)the Discharge of Secured Obligations shall have occurred, then the Trust Estate arising hereunder will automatically terminate, except that all provisions set forth in Sections 8.09 and 8.10 that are enforceable by the Security Trustee, or any of its agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties further declare and covenant that the Trust Estate will be held and distributed by the Security Trustee subject to the further agreements herein.
SECTION 2.02. Equal and Ratable Sharing of Collateral by Holders of Secured Obligations. The Security Trustee and each Secured Lien Representative (on behalf of each holder of Secured Obligations) agree that, notwithstanding:
(1)anything to the contrary contained in the Collateral Documents;
(2)the time of incurrence of any Secured Obligations;
(3)the order or method of attachment or perfection of any Liens securing any Secured Obligations;
(4)the time or order of filing of financing statements, applications for registration or other documents filed, registered or recorded to perfect any Lien upon any Collateral;
(5)the time of taking possession or control over any Collateral;
(6)that any Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or
(7)the rules for determining priority under any law governing relative priorities of Liens:
(a)all Liens granted at any time by any Grantor will secure, equally and ratably, all current and future Secured Obligations; and
(b)all proceeds of all Liens granted at any time by any Grantor will be allocated and distributed equally and ratably on account of the Secured Obligations in accordance with this Agreement.

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This Section 2.02 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each current and future holder of Secured Obligations, each current and future Secured Lien Representative and the Security Trustee as holder of Liens.
ARTICLE III

Obligations and Powers of Security Trustee
SECTION 3.01. Undertaking of the Security Trustee. (a) Each Secured Party acting through its Secured Lien Representative hereby appoints the Security Trustee to serve as Security Trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Security Trustee will, as Security Trustee, upon the terms and conditions set forth herein and for the benefit solely and exclusively of the present and future Secured Parties:
(i)accept, enter into, receive, hold and enforce all Collateral Documents, including all Collateral subject thereto, and all Liens created thereunder, distribute the proceeds of all Liens upon the Collateral at any time held by it in trust and for the benefit of the current and future holders of the Secured Obligations (or, if applicable, under a parallel debt structure for the benefit of the Secured Parties), perform its obligations under the applicable Collateral Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the applicable Collateral Documents;
(ii)take all lawful and commercially reasonable actions permitted under the applicable Collateral Documents that it may deem necessary or advisable to prove, protect or preserve the Liens securing the Secured Obligations;
(iii)deliver and receive notices pursuant to the applicable Collateral Documents;
(iv)sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a Secured Party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the applicable Collateral Documents and its other interests, rights, powers and remedies;
(v)remit as provided in Section 3.04 all cash proceeds received by the Security Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the applicable Collateral Documents or any of their other interests, rights, powers or remedies;
(vi)execute and deliver amendments to the applicable Collateral Documents as from time to time authorized pursuant to Section 7.01; and
(vii)execute documentation evidencing the release of any Lien granted to it by any Collateral Document upon any Collateral or stating that no Lien under any Collateral Document exists on specified property that does not constitute Collateral if and as required by and subject to satisfaction of the conditions set forth in Sections 3.09.

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(b)Each party to this Agreement acknowledges and consents to the undertaking of the Security Trustee set forth in Sections 3.01(a) and agrees to each of the other provisions of this Agreement applicable to the Security Trustee.
(c)Notwithstanding anything to the contrary contained in this Agreement or any other Secured Debt Documents, the Security Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against or in respect of any of the Collateral (other than actions necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.
(d)Except as provided otherwise in this Agreement or as directed by an Act of Required Debtholders in accordance with this Agreement, the Security Trustee will not be obligated to:
(i)act upon directions purported to be delivered to it by any Person;
(ii)foreclose upon or otherwise enforce any Lien; or
(iii)take any other action whatsoever with regard to any or all of the applicable Collateral Documents, the Liens created thereby or the Collateral.
SECTION 3.02. Release or Subordination of Liens. The Security Trustee will not execute any documentation evidencing the release or subordination of any Lien in respect of any Secured Obligations or consent to the release or subordination of any such Lien, except:
(a)as permitted by Section 3.09;
(b)as directed by an Act of Required Debtholders, provided that, in respect of any Lien in respect of any Collateral Asset, any Lien over insurances in respect any Collateral Asset and any Lien over the equity interests of a Grantor which owns a Collateral Asset, the release or subordination is permitted by each applicable Secured Debt Document;
(c)as required by Article IV; or
(d)as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction.
SECTION 3.03. Enforcement of Liens. If the Security Trustee at any time receives written notice that any Event of Default has occurred entitling the Security Trustee to foreclose upon, collect or otherwise enforce any of its Liens under the applicable Collateral Documents, it will promptly deliver written notice thereof to each Secured Lien Representative. Thereafter, the Security Trustee shall await direction by an Act of Required Debtholders and will act, or decline to act, subject to Section 6.10 hereof, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Security Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the applicable Collateral Documents or applicable law and, following the initiation of such exercise of remedies, the Security Trustee will act, or decline to act, subject to

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Section 5.10 hereof, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders.
SECTION 3.04. Application of Proceeds. If any Collateral is sold or otherwise realized upon by the Security Trustee in connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Security Trustee in the applicable Collateral Documents, the proceeds received by the Security Trustee from such foreclosure, collection, sale or other enforcement will, subject to any mandatory provision of local law applicable to such Collateral or Collateral Document, be distributed in the order of application set out in Section 4.02.
SECTION 3.05. Powers of the Security Trustee. The Security Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Collateral Documents and applicable law and in equity and to act as set forth in this Article III, Article V or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.
SECTION 3.06. Documents and Communications. The Security Trustee will permit each Secured Lien Representative and each holder of Secured Obligations upon reasonable written notice from time to time during regular business hours to inspect and copy, at the cost and expense of the party requesting such copies, any and all Collateral Documents and other documents, notices, certificates, instructions or communications received by the Security Trustee in its capacity as such.
SECTION 3.07. For Sole and Exclusive Benefit of Holders of Secured Obligations. The Security Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Security Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions hereof.
SECTION 3.08. Additional Secured Debt . (a) The Security Trustee will, as a Security Trustee hereunder, perform its undertakings set forth in Section 3.01(a) with respect to each holder of Additional Debt Secured Obligations that is issued or incurred on or after the date hereof that:
(i)holds Secured Obligations that are identified as Additional Debt Secured Obligations in accordance with the procedures set forth in Section 3.08(b) and (c); and
(ii)signs, through its designated Secured Lien Representative identified pursuant to Section 3.08(b), an Intercreditor Joinder and delivers the same to the Security Trustee.
(b)The Borrowers will be permitted to incur additional secured debt (“Additional Secured Debt”) by way of issuing private placement notes, or entering into further secured loan facilities, provided that:

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(i)on the date on which such Additional Secured Debt comes into effect and after giving effect to such Additional Secured Debt the DSCR Ratio shall be greater than or equal to 1.50:1;
(ii)no Secured Debt Default or Event of Default shall have occurred and be continuing on the date on which such Additional Secured Debt comes into effect and after giving effect to such Additional Secured Debt;
(iii)prior to entering into any Additional Debt Documents, the Borrowers shall inform the Administrative Agent of its intention to incur Additional Secured Debt and the proposed material terms of such Additional Secured Debt and shall give the Lenders such further non-confidential information in relation to the such Additional Secured Debt as they may reasonably request;
(iv)the Security Trustee shall be appointed as security trustee pursuant to the Additional Debt Documents, to act as Security Trustee in respect thereof, in accordance with the terms of this Agreement;
(v)the payment and satisfaction of all of the Additional Debt Secured Obligations and the Loan Secured Obligations will be secured equally and ratably by the Liens established in favor of the Security Trustee for the benefit of the Secured Parties; and
(vi)the Borrowers shall deliver an Additional Secured Debt Designation in accordance with 3.08(c) below.
(c)The Borrowers will (subject to 3.08(b) above) be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Additional Secured Debt on or after the date of this Agreement in accordance with the terms of all applicable Additional Debt Documents and this Agreement. The Borrowers may only effect such designation by delivering to the Security Trustee an Additional Secured Debt Designation in the form of Exhibit A.
Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrowers (or any Grantor) to incur additional Indebtedness prohibited by the terms of this Agreement or the Secured Debt Documents.
SECTION 3.09. Release of Collateral
(a)Subject to 3.09(c), upon the Discharge of Secured Obligations, the Collateral shall be released without recourse or warranty from the Liens constituted by the Collateral Documents, and the Security Trustee shall (at the cost of the Borrowers) execute such documents and agreements, give such notices, and take such further action as the Borrowers may reasonably request in order to give effect to such release, discharge, return or termination, as applicable, of such Collateral.
(b)Subject to 3.09(c), at the request of the Borrowers (i) in connection with a Collateral Asset Disposition, provided the conditions in Section 6.05 of the Loan Agreement and any other provisions in relation to any Collateral Asset Disposition in any other Secured Debt Document are satisfied with respect thereto or (ii) upon a Total Loss, the Collateral in respect of the specific Collateral Asset the subject of the Collateral Asset Disposition or Total Loss shall be released without recourse or warranty from the Liens constituted by the Collateral Documents, and the Security Trustee shall (at the cost of the Borrowers) execute such documents and

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agreements, give such notices, and take such further action as the Borrowers may reasonably request in order to give effect to such release, discharge, return or termination, as applicable, of such Collateral; provided that if the aggregate Net Sale Proceeds and Total Loss Proceeds thereof exceed $500,000 in any fiscal year (such excess amount, the “Excess Proceeds”), then such Excess Proceeds shall be applied in accordance with Section 4.02(d). For the avoidance of any doubt, (i) Borrowers shall (x) be permitted to retain any Net Sale Proceeds or Total Loss Proceeds that are not Excess Proceeds and such amounts shall not be subject to Section 4.02(d) and (y) to the extent any Net Sale Proceeds or Total Loss Proceeds not constituting Excess Proceeds are paid to the Security Trustee, the Security Trustee shall remit them to, or apply them in the manner instructed by, the Borrowers and (ii) the foregoing provision shall be without prejudice to any other provision in any Secured Debt Document restricting any Collateral Asset Disposition or release of Liens in connection therewith or in connection with any Total Loss.
(c)The Security Trustee shall not be required to release any part of the Collateral if either the Security Trustee or any Secured Lien Representative has been advised in writing by appropriate legal counsel satisfactory to it that, by reason of the application of any bankruptcy, insolvency or other applicable laws affecting creditors’ rights and the discharge of obligations, the Security Trustee, any Secured Lien Representative or any Secured Party will be, or will become likely to be, obliged to pay to or account to any Grantor or any liquidator or trustee in bankruptcy of any Grantor any amount corresponding to all or any part of the amount paid in or towards such discharge.
SECTION 3.10. Parallel Debt (Covenant to pay the Security Trustee)
(a)Each Obligor irrevocably and unconditionally undertakes to pay to the Security Trustee amounts equal to the Secured Obligations owed by it (but, for the avoidance of doubt, excluding the amounts under this Section 3.10) as they may exist from time to time (each a "Parallel Debt"). Each Parallel Debt will become due and payable at the same time as the corresponding Secured Obligation becomes due and payable.
(b)The rights of the Security Trustee under each Parallel Debt are its own claims to receive payment from the relevant Secured Party, several and independent from any right that a Secured Party may have under the Secured Debt Documents.
(c)An amount received by the Security Trustee in discharge of a Parallel Debt will discharge the corresponding Secured Obligation in an equal amount.
(d)The aggregate amount outstanding under the Parallel Debts will never exceed the aggregate amount outstanding under the Secured Obligations.
(e)The Security Trustee acts under the Dutch Collateral Documents as the creditor of the Parallel Debts.

ARTICLE IV

Cash Management
SECTION 4.01. Accounts

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(a)The Borrowers shall at all times until the Discharge of Secured Obligations maintain and procure the maintenance of the Charged Accounts with the applicable Account Bank.
(b)No withdrawal may be made from the Charged Accounts except as permitted by this Agreement or the Secured Debt Documents.
(c)Subject to Section 4.01(d), the Borrowers shall procure that any and all monies payable directly or indirectly to the Borrowers and/or each other Grantor and/or the Bangladesh Subsidiary from, comprising or in connection with:
(i)Earnings in respect of a Collateral Asset and any amounts that are required to be paid to a member of the APR Group pursuant to the Acquisition Agreement;
(ii)Bangladesh Subsidiary Earnings;
(iii)any earnings on investments of funds held in any Charged Account;
(iv)Insurance Proceeds (other than Total Loss Proceeds); and
(v)proceeds from the Collateral (other than Net Sale Proceeds), shall be paid directly to a Collection Account, provided that such amounts may be paid into another account of a Grantor, provided further that any such amounts shall as soon as practicable, and in any event not later than ten (10) Business Days (or, if such amounts are in a currency other than Dollars, then ten (10) days on which banks are open for foreign exchange business in the principal financial centre of the country of such currency) after payment into such account, be credited into a Collection Account, subject to deductions for local operating expenses required to be paid in the jurisdiction where such account is located.
(d)The Borrowers shall procure that any and all Net Sale Proceeds and Total Loss Proceeds constituting Excess Proceeds and all Guarantor Cures shall be paid directly to the Collateral Account, for further application in accordance with Section 4.02(d).
(e)If the Dollar Equivalent of the aggregate amount of sums standing to the credit of any single Collateral Asset Owner Account or Additional Charged Account exceeds US$10,000,000 at any time, the Borrowers shall procure that any such excess amounts shall be paid to a Principal Collection Account within ten (10) Business Days of receipt into such Collateral Asset Owner Account or Additional Charged Account (as applicable).
(f)The Borrowers shall procure that the required balance (as set out in any Secured Debt Document) is maintained in the Debt Service Reserve Account and amounts shall only be withdrawn from the Debt Service Reserve Account for application in accordance with Section 4.02(e).
SECTION 4.02. Application of Proceeds
(a)All amounts standing to the credit of the Collection Accounts collected during the relevant Collection Period shall be applied, by the Borrowers, on each Payment Date and (following an Event of Default which is continuing) on each date required by an Act of Required Debtholders in the following order of priority but only to the extent that all distributions of a higher priority have been made in full, in payment:

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(i)firstly, provided that the Security Trustee has not been directed to take enforcement action in respect of any Liens under the Collateral Documents in accordance with Section 3.03, to the Borrowers or as they may direct for payment of Operating Expenses (to the extent due and payable prior to the next Payment Date);
(ii)secondly, provided that the Security Trustee has not been directed to take enforcement action in respect of any Liens under the Collateral Documents in accordance with Section 3.03, to the Borrowers or as they may direct for reimbursement for Contract Installation and Asset Redeployment Costs (to the extent due and payable prior to the next Payment Date)
(iii)thirdly, to the Representatives in discharging fees, Expenses and indemnity payments owing to the Representatives (or any of them);
(iv)fourthly, pari passu and pro rata:
(1)to the Lenders and any Issuing Banks for application in or towards the discharge of the Borrowers’ liabilities in respect of payment of Commitment Fees, L/C Fees and L/C Fronting Fees and interest then due and payable (including Default Interest) on the Loans under the Loan Agreement; and
(2)to the Additional Debt Representatives for onwards payment to the Additional Debt Finance Parties in or towards the discharge of the Borrowers’ liabilities in respect of commitment fees and interest then due (including default interest) under the Additional Debt Documents;
(v)fifthly, pari passu and pro rata:
(1)to the Lenders for application in or towards the discharge of the Borrowers’ liabilities in respect of principal then due and payable on the Loans under the Loan Agreement and to the Administrative Agent for application in or towards the discharge of the Borrowers’ liabilities to Cash Collateralize any Letter of Credit; and
(2)to the Additional Debt Representatives for onwards payment to the Additional Debt Finance Parties in or towards the discharge of the Borrowers’ liabilities in respect of principal then due under the Additional Debt Documents;
(vi)sixthly, in payment to the Debt Service Reserve Account to the extent that the balance standing to the credit of the Debt Service Reserve Account is lower than the balance required under the Secured Debt Documents;
(vii)seventhly pari passu and pro rata: for application in or towards discharge of any Grantor’s other liabilities due and payable to the Loan Finance Parties, the Additional Debt Finance Parties, the Representatives or any of them under any of the Secured Debt Documents;
(viii)eighthly, [Reserved];
(ix)ninthly, if a DSCR Cash Sweep Event is continuing, fifty per cent. of all remaining amounts shall be applied first to repay any outstanding principal of the Revolving Facility under the Loan Agreement and secondly to repay the outstanding principal of the Term Loan under the Loan Agreement and thirdly to repay the outstanding principal under the Additional Debt Documents (provided that if any Additional Debt Finance Party elects not to

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receive such amounts, such amounts shall be applied repay the outstanding principal of the Term Loan under the Loan Agreement);
(x)tenthly, if the DSCR Ratio is greater than 1.5:1, to the Borrowers or as they may direct for reimbursement for expansionary capex (to the extent due and payable prior to the next Payment Date); and
(xi)lastly, provided no Default or Event of Default under the Loan Agreement (or equivalent term, howsoever described, under any Additional Debt Documents) has occurred and is continuing and the DSCR Ratio is greater than 2.0:1, any balance remaining to the Borrowers or as they may direct (and if a Default or Event of Default under the Loan Agreement (or equivalent term, howsoever described, under any Additional Debt Documents) has occurred and is continuing or the DSCR Ratio is not greater than 2.0:1, any balance shall remain in the Collection Accounts until such event or circumstance is no longer continuing).
(b)Subject to Section 4.02(c) below, unless an Event of Default has occurred and is continuing and provided that the DSCR Ratio is greater than 1.50:1, the Borrowers shall be permitted to make withdrawals from the Collection Accounts on each day during a Collection Period and prior to the applicable Payment Date, provided that the Borrowers shall ensure that the aggregate amount standing to the credit of the Collection Accounts on the relevant Payment Date is sufficient to pay the applicable Priority Payment Amounts for the Collection Period in full on such Payment Date.
(c)In relation to the foregoing Section 4.02(b) and without the benefit of any grace period that might otherwise be available to an Obligor pursuant to this Agreement or any other Secured Debt Document, should any of the Priority Payment Amounts not be paid in full on a Payment Date (from either funds then standing to the credit of the Collection Accounts or from other cash available to the APR Group for that purpose), then the Borrowers shall no longer be permitted to make withdrawals on any day during a Collection Period from the Collection Accounts in such manner provided for in Section 4.02(b) for any subsequent Collection Period.
(d)All amounts standing to the credit of the Collateral Account shall be retained in the Collateral Account pending application in accordance with the following provisions:
(i)amounts representing Net Sales Proceeds and Total Loss Proceeds shall be applied:
(1)if such amounts have not be utilized in making reinvestments by the Grantors in accordance with clause (2) below during the Permitted Reinvestment Period, in prepayment of the Secured Obligations, in which case such amounts shall be applied, first to repay any outstanding principal of the Revolving Facility and secondly, pro rata and pari passu, to repay the outstanding principal of the Term Loan and the outstanding principal under any Additional Debt Documents (provided that if any Additional Debt Finance Party elects not to receive such amounts, such amounts shall be applied to repay the outstanding principal of the Term Loan pro rata to the remaining installments); and
(2)if the Borrowers have notified the Security Trustee and the Secured Lien Representatives that such amounts shall be utilized in making reinvestments by the Grantors during the Permitted Reinvestment Period, in payment to the applicable seller in respect of such reinvestment assets, provided that the Security Trustee shall only give its consent to any such withdrawal if the Secured Lien Representatives have received valuations and calculations taking

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account of such application and reinvestment showing no LTV Event is caused thereby (or, if an LTV Event is continuing, no worsening thereof) and no such Secured Lien Representative has raised an objection in relation to such valuation and/or calculations within two (2) Business Days of receipt thereof;
(ii)amounts representing Guarantor Cures shall be withdrawn from the Collateral Account on the next Payment Date (or, if so requested by the Borrowers, on such earlier date) and applied in immediate prepayment of the Secured Obligations, whereupon such amounts shall be applied first to repay any outstanding principal of the Revolving Facility under the Loan Agreement and secondly, pro rata and pari passu, to repay the outstanding principal of the Term Loan under the Loan Agreement and the outstanding principal under the Additional Debt Documents (provided that if any Additional Debt Finance Party elects not to receive such amounts, such amounts shall be applied repay the outstanding principal of the Term Loan under the Loan Agreement); and
(iii)all amounts standing to the credit of the Collateral Account other than amounts representing Guarantor Cures, Net Sales Proceeds and Total Loss Proceeds shall be retained in the Collateral Account.
(e)All amounts standing to the credit of the Debt Service Reserve Account shall be retained in the Debt Service Reserve Account pending application in accordance with the following provisions:
(i)if, following application of amounts pursuant to Section 4.02(a) above on any Payment Date, there is a shortfall in the balance of the Collection Accounts such that the amounts set out in clause (iv) and (v) of Section 4.02(a) have not been paid in full in respect of such Payment Date (the shortfall in amounts in respect of clause (iv) and (v) of Section 4.02(a) being the “Debt Service Shortfall”), the Borrowers shall be entitled to request the withdrawal of an amount equal to the Debt Service Shortfall from the Debt Service Reserve Account, which amount shall be applied directly in payment of the Debt Service Shortfall; it being understood that, provided that no Event of Default has occurred and is continuing or would result from the payment of the Debt Service Shortfall in accordance with this Section 4.02(e), the Security Trustee shall consent to such withdrawal;
(ii)if on any date, the balance standing to the credit of the Debt Service Reserve Account exceeds the Debt Service Reserve Account Minimum Balance, the Borrowers shall be entitled to request the release of amounts from the Debt Service Reserve Account to the extent that, taking account of such release, no LTV Event would occur and if the balance of the Debt Service Reserve Account would remain not less than the Debt Service Reserve Account Minimum Balance; it being understood that, provided that the foregoing requirements are satisfied, the Security Trustee shall consent to any such release; and
(iii)all amounts standing to the credit of the Debt Service Reserve Account other than amounts released pursuant to the foregoing provisions shall be retained in the Debt Service Reserve Account.
(f)Notwithstanding the provisions of Sections 4.02(d) and 4.02(e) above, the Borrowers shall be entitled to request that the balance standing to the credit of the Collateral Account and the Debt Service Reserve Account be applied in making Eligible Investments. Provided that (i) any such Eligible Investments are secured in favor of the Security Trustee on substantially the same basis as the balances of such accounts, (ii) no Event of Default has occurred and is continuing and (iii) upon disposal or maturity thereof, the proceeds thereof are

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returned to the Collateral Account or the Debt Service Reserve Account (as applicable), the Security Trustee shall agree to such a request. Any amounts used to purchase such Eligible Investments (or if less, the value thereof) shall be included within the balance of the Collateral Account or the Debt Service Reserve Account (as applicable) for the purposes of the Secured Debt Documents.
(g)In making any determinations and allocations or in giving any consent or authorizations in accordance with Section 4.02, the Security Trustee may conclusively rely upon information supplied by the Borrowers and, as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Secured Debt Documents, the relevant Secured Lien Representative.
(h)Notwithstanding any other provision of this Agreement, proceeds of any guarantee granted by the Primary Guarantor in favor of the Security Trustee and/or any Secured Lien Representative which guarantee Secured Obligations in respect of one or more (but not all) Series of Secured Debt, shall be applied in accordance with the application of proceeds provisions of such guarantee.
ARTICLE V

Guarantee and Subordination
SECTION 5.01. Guarantee and Indemnity (a) Each Guarantor hereby irrevocably and unconditionally jointly and severally, to the greatest extent permitted by applicable law:
(i)guarantees to each Secured Party punctual performance by each other Grantor of all that Grantor's obligations under the Secured Debt Documents;
(ii)undertakes with each Secured Party that whenever any Grantor does not pay any amount when due to a Secured Party under or in connection with any Secured Debt Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor and not merely as surety; and
(iii)agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of a Grantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Secured Debt Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 5.01 if the amount claimed had been recoverable on the basis of a guarantee.
(b)This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Grantor to the Secured Parties under the Secured Debt Documents, regardless of any intermediate payment or discharge in whole or in part.
(c)If any discharge, release or arrangement (whether in respect of the obligations of any Grantor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise,

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without limitation, then the liability of the Guarantors under this Section 5.01 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
(d)The obligations of each Guarantor under this Section 5.01 will not be affected by any act, omission, matter or thing which, but for this Section 5.01(d), would reduce, release or prejudice any of its obligations under this Section 5.01 (without limitation and whether or not known to it or any Secured Party) including:
(i)any time, waiver or consent granted to, or composition with, any Grantor or any other Person;
(ii)the release of any Grantor or any other Person under the terms of any composition or arrangement with any creditor of any other Person;
(iii)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Grantor or any other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(iv)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Grantor or any other Person;
(v)any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Secured Debt Document or any other document or security;
(vi)any unenforceability, illegality or invalidity of any obligation of any Person under any Secured Debt Document or any other document or security; or
(vii)any insolvency or similar proceedings.
(e)Without prejudice to the generality of Section 5.01(d), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the obligations guaranteed hereby (whether due to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to the Secured Debt Documents and/or any facility or amount made available under any of the Secured Debt Documents for any reasons, including any fees, costs and/or expenses associated with any of the foregoing).
(f)Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from that Guarantor under this Section 5.01. This waiver applies irrespective of any Law or any provision of a Secured Debt Document to the contrary.
(g)Until the Discharge of Secured Obligations, each Secured Party (or any trustee or agent on its behalf) may:
(i)refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those

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amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and no Guarantor shall be entitled to the benefit of the same; and
(ii)hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Section 5.01.
(h)Until the Discharge of Secured Obligations and unless the Security Trustee otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Secured Debt Documents or by reason of any amount being payable, or liability arising, under this 5.01:
(i)to be indemnified by any Grantor;
(ii)to claim any contribution from any other guarantor of any Grantor’s obligations under the Secured Debt Documents;
(iii)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Secured Debt Documents or of any other guarantee or security taken pursuant to, or in connection with, the Secured Debt Documents by any Secured Party;
(iv)to bring legal or other proceedings for an order requiring the Borrowers to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Section 5.01;
(v)to exercise any right of set-off against any Grantor; and/or
(vi)to claim or prove as a creditor of any Grantor in competition with any Secured Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Borrowers under or in connection with the Secured Debt Documents to be repaid in full on trust for the Secured Parties (or, if applicable, under a parallel debt structure for the benefit of the Secured Parties) and shall promptly pay or transfer the same to the Security Trustee or as the Security Trustee may direct for application in accordance with Section 4.02.
(i)The guarantee under this Section 5.01 is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.
(j)Notwithstanding any provision to the contrary herein, any Guarantors incorporated under the laws of Mexico (each, a “Mexican Guarantor”) hereby expressly acknowledge and agree that any rights and/or privileges, including but not limited to any benefit, orden, excusión, division, quita, novación and modificación that it may otherwise have pursuant to Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2845, 2846, 2847, 2848 and 2849 and other applicable articles, of the Mexican Federal Civil Code and any correlative article of any applicable Civil Code of any State of Mexico, including Mexico City, or of any laws that substitute or are analogue to the above, shall not be applicable to any obligation of said Mexican

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Guarantor in terms of this Agreement and, for the avoidance of doubt, all such rights and privileges shall be totally and irrevocably waived by any such Mexican Guarantor.

SECTION 5.02. Subordination Each of the Subordinated Parties hereby undertakes in favor of the Secured Parties that its rights and claims under, in and to the Subordinated Agreements and the other Secured Debt Documents are, and shall at all times until the Discharge of Secured Obligations has occurred, be fully subject and subordinated to the rights and claims of the Secured Parties in, to and under this Agreement, the Secured Debt Documents and any loans or other amounts advanced thereunder, and that no amounts shall be payable to it under the Subordinated Agreements, this Agreement or the Secured Debt Documents otherwise than in accordance with the terms of this Agreement until the Discharge of Secured Obligations has occurred.
(b)Each of the Subordinated Parties hereby undertakes in favor of the Secured Parties that unless and until the Discharge of Secured Obligations has occurred, it will not:
(i)accelerate any Subordinated Agreements or any Indebtedness thereunder;
(ii)exercise any rights it may have by reason of (a) performance by it of its obligations under any Subordinated Agreement, or (b) the failure of any party to perform its obligations under any Subordinated Agreement, or (c) any amount being payable or any liability arising under any Subordinated Agreements, to:
(1)be indemnified by a Grantor;
(2)claim any contribution from any guarantor of any Grantor’s obligations under the Subordinated Agreements;
(3)take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any of the Secured Parties under the Secured Debt Documents or of any other guarantee or security taken pursuant to, or in connection with, the Secured Debt Documents by any Secured Party;
(4)bring legal or other proceedings for an order requiring any Grantor to make any payment, or perform any obligation, in respect of which any Grantor has given a guarantee, undertaking or indemnity under any Subordinated Agreement;
(5)exercise any right of set-off against any Grantor outside the ordinary course of business; or
(6)claim or prove as a creditor of any Grantor in competition with any Secured Party.
(c)The Borrowers and each of the Subordinated Parties covenant in favor of the Security Trustee that they shall not, without prior written consent of the Security Trustee, assign or transfer any rights or obligations under the Secured Debt Documents, the Subordinated Agreements or this Agreement otherwise than as permitted by, and in accordance with, this Agreement and the other Secured Debt Documents.

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(d)Neither the Borrowers, nor any of the Subordinated Parties will, until the Discharge of Secured Obligations has occurred (other than with the prior written consent of the Security Trustee) enter into any agreement, document or arrangement with any Person or do any other act or thing which would or could reasonably be expected to lead to the priority or effectiveness of the subordination arrangements provided in this Agreement being avoided, set aside, adjusted or held invalid.
(e)The subordination effected by, and the obligations of each Subordinated Party under this Agreement, will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release, prejudice or otherwise exonerate all or any of the Subordinated Parties from their respective obligations under this Agreement or affect such obligations including and whether or not known by any Subordinated Party or any other Person (a) any Lien or right of the Secured Parties in respect of the Secured Obligations, (b) any time, waiver or consent granted to, or composition with any Grantor or any other Person, (c) the release of any Grantor or any other Person under the terms of any composition or arrangement with any creditor, (d) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Grantor or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any Collateral, (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Grantor or any Subordinated Party or any other Person, (f) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature and whether or not more onerous) or replacement of a Secured Debt Document or any other document or security (including any change in the purpose of, any extension of, or any variation or increase in any facility or amount made available under any facility or the addition of any new facility under any Secured Debt Document or other document or security), (g) any unenforceability, illegality or invalidity of any obligation of any Grantor or any Subordinated Party or of any other Person under any Secured Debt Document or any other document or security; or (h) any insolvency or similar proceedings.
(f)The Security Trustee has no duty (contractual, fiduciary or otherwise) to any Subordinated Parties and any other Grantor under this Agreement or any other Secured Debt Documents.
(g)If, at any time, any Grantor (other than the Primary Guarantor) owes or is liable for any amount to any Person Controlled by the Primary Guarantor, the Borrowers shall (i) procure that such Person enters into an agreement with the Security Trustee (for the benefit of the Secured Parties) on terms substantially the same as those set out in this Section 5.02 and otherwise on terms acceptable to the Security Trustee, and (ii) provides such documents and evidence in relation to the due authorization and execution thereof and the validity and enforceability of such agreement as the Security Trustee may reasonably require, in each case, prior to the incurrence thereof. This provision is without prejudice to any restriction or limitation in respect of amounts owing by, or liabilities of, the Grantors set out in any Secured Debt Document.
ARTICLE VI

Immunities of the Security Trustee
SECTION 6.01. No Implied Duty. . The Security Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Collateral Documents to which it

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is a party, and no implied covenants or obligations shall be read into this Agreement or any such other Collateral Documents against the Security Trustee. The Security Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Collateral Documents.
SECTION 6.02. Appointment of Agents and Advisors. . The Security Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any willful misconduct or negligence on the part of any of them.
SECTION 6.03. Other Agreements. . The Security Trustee has accepted and is bound by the Collateral Documents executed by it prior to or as of the date of this Agreement and, subject to Section 6.10, as directed by an Act of Required Debtholders, or promptly upon receipt of any Collateral Document in connection with any additional assets pledged as Collateral, the Security Trustee shall execute additional Collateral Documents delivered to it after the date of this Agreement; provided, however, that such additional Collateral Documents do not adversely affect the rights, privileges, benefits and immunities of the Security Trustee. The Security Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Obligations (other than this Agreement, and the other Collateral Documents to which it is a party, including any Collateral Documents executed by the Security Trustee in connection with any Additional Secured Debt entered into after the date of this Agreement).
SECTION 6.04. Solicitation of Instructions
(a)The Security Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an order of a court of competent jurisdiction, an opinion of counsel, or certificates, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Collateral Documents.
(b)No written direction given to the Security Trustee by an Act of Required Debtholders that in the sole judgment of the Security Trustee imposes, purports to impose or might reasonably be expected to impose upon the Security Trustee any obligation not expressly set forth in this Agreement and the other Collateral Documents to which it is a party, would result in the incurrence of liability by the Security Trustee or would be in violation of any applicable law, rule or regulation pertaining thereto, will be binding upon the Security Trustee as applicable, unless the Security Trustee, elects, at its sole option, to accept such direction.
SECTION 6.05. Limitation of Liability. The Security Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Collateral Document, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. In no event shall the Security Trustee be liable under or in connection with this Agreement or any of the Collateral Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Security Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

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SECTION 6.06. Documents in Satisfactory Form. The Security Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.
SECTION 6.07. Entitled to Rely. The Security Trustee may seek and rely upon, and shall be fully protected in relying upon, any Act of Required Debtholders, any judicial order or judgment, upon any advice, opinion, certificate or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrowers in compliance with the provisions of this Agreement or delivered to it by any Secured Lien Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Security Trustee may act in reliance upon any instrument, including on any Act of Required Debtholders, purporting to comply with the provisions of this Agreement or any signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Collateral Documents has been duly authorized to do so. The Security Trustee shall not have any responsibility to make any investigation into the facts or matters stated in any certification, instruction, notice or other writing furnished to it. To the extent an opinion of counsel is required or permitted under this Agreement to be delivered to the Security Trustee in respect of any matter, it may rely conclusively on the opinion of counsel as to such matter and such opinion of counsel shall be full warranty and protection to it for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Collateral Documents.
SECTION 6.08. Secured Debt Default. The Security Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until the Security Trustee is directed by an Act of Required Debtholders.
SECTION 6.09. Actions by Security Trustee. As to any matter not expressly provided for by this Agreement or the other Collateral Documents, the Security Trustee will act or refrain from acting only as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Obligations, each Grantor, guarantor and each other party to the Collateral Documents. Notwithstanding the foregoing, the Security Trustee shall not be required to take any action which is contrary to the provisions hereof, the Secured Debt Documents or applicable law.
SECTION 6.10. Security or Indemnity in Favor of the Security Trustee. The Security Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Grantors shall furnish the Security Trustee with security and indemnity reasonably satisfactory to the Security Trustee for any costs or

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expenses which may be incurred by the Security Trustee in undertaking any obligation to institute or take action, suit or legal proceeding or to take any other action.
SECTION 6.11. Rights of the Security Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Collateral Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Collateral Document, except as expressly provided that a term or provision of a Collateral Document shall govern. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Collateral Documents resulting in adverse claims being made in connection with Collateral held by the Security Trustee and the terms of this Agreement or any of the other Collateral Documents do not unambiguously mandate the action the Security Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Security Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Collateral Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
Furthermore and notwithstanding anything herein or the other Collateral Documents to the contrary:
(a)The Security Trustee may execute any of the powers hereunder or perform any duties under this Agreement either directly or by or through agents, including financial advisors, separate trustees or attorneys or a custodian or nominee, and the Security Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
(b)The Security Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation hereto or thereto, at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Security Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
(c)The Security Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Security Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Borrowers or the other Representatives, under the Collateral Documents.
(d)The Security Trustee shall not be charged with knowledge of any event or information including, but not limited to, an Event of Default unless an officer of the Security Trustee obtains actual knowledge of such event or information in the course of performing its obligations hereunder or the Security Trustee receives written notice of such event as provided herein.
(e)The Security Trustee shall not be required to take any action not in accordance with applicable law, and shall not be liable for any action that it omits to take in good

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faith that it reasonably believes (based on the advice of counsel) is not in accordance with applicable law.
SECTION 6.12. Limitations on Duty of Security Trustee in Respect of Collateral
(a)Beyond the exercise of reasonable care in the custody of Collateral in its possession and as otherwise required by the UCC, the Security Trustee will not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Security Trustee will not be responsible for filing or registering any financing or continuation statements or any application for the renewal of a registration or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Security Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.
(b)Notwithstanding any other provision herein, the Security Trustee will not be responsible (i) for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of it, (ii) for the validity or sufficiency of the Collateral, this Agreement or any agreement or assignment contained herein or therein, (iii) for any recitals, statements, representations or warranties by the Grantors contained in this Agreement, the Secured Debt Documents, or any certificate or other document delivered by the Grantors or any Holders thereunder, (iv) for the performance or observance by the Grantors of any of their respective agreements contained herein or in any of the Secured Debt Documents, or (v) for the validity of the title of the Borrowers or any other Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Security Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.
SECTION 6.13. Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:
(i)each of the parties thereto will remain liable under each of the Collateral Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;
(ii)the exercise by the Security Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Collateral Documents;
(iii)the Security Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than those of the Security Trustee; and

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(iv)the permissive rights of the Security Trustee to do things enumerated in this Agreement and any other Collateral Documents to which it is a party shall not be construed as duties.
SECTION 6.14. No Liability for Clean-up of Hazardous Materials. In the event that any of the Security Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in its sole and reasonable discretion may cause it to be considered an “owner or operator” under any environmental laws or otherwise cause it to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, it reserves the right, instead of taking such action, either to resign as Security Trustee, or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Security Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of its actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
SECTION 6.15. No Liability for Delay in Performance. Notwithstanding any provision herein to the contrary, in no event shall the Security Trustee or any Secured Lien Representative be liable for any failure or delay in the performance of its obligations under this Agreement because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.
SECTION 6.16. Electronic Transmission. In respect of this Agreement, neither the Security Trustee nor any Secured Lien Representative shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and neither the Security Trustee nor any Secured Lien Representative shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Security Trustee or a Secured Lien Representative, as the case may be, including the risk of the Security Trustee or a Secured Lien Representative acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

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ARTICLE VII

Resignation and Removal of the Security Trustee or Co-Security Trustee
SECTION 7.01. Resignation or Removal of Security Trustee. Subject to the appointment of a successor Security Trustee as provided in Section 7.02 and the acceptance of such appointment by the successor Security Trustee:
(a)the Security Trustee may resign and be discharged from the Trust Estate at any time by giving not less than thirty (30) days’ written notice of resignation to each Secured Lien Representative and the Borrowers; and
(b)the Security Trustee, as the case may be, may be removed at any time, with or without cause, by an Act of Required Debtholders (with a copy delivered to the Borrowers).
SECTION 7.02. Appointment of Successor Security Trustee. Upon any such resignation or removal, a successor Security Trustee may be appointed by an Act of Required Debtholders (following consultation with the Borrowers in respect thereof). If no successor Security Trustee has been so appointed within thirty (30) days after the predecessor Security Trustee gave notice of resignation or was removed, the Borrowers, at their option, may appoint a successor Security Trustee, or petition a court of competent jurisdiction for appointment of a successor Security Trustee, which must be a bank or trust company:
(i)authorized to exercise corporate trust powers;
(ii)having a combined capital and surplus of at least $500,000,000;
(iii)maintaining an office in New York, New York; and
(iv)that is not a Secured Lien Representative.
The retiring Security Trustee, will fulfill its obligations hereunder until a successor Security Trustee, meeting the requirements of this Section 7.02 has accepted its appointment as Security Trustee or Co-Security Trustee, as the case may be, and the provisions of Section 7.03 have been satisfied. Unless a successor Security Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Security Trustee may petition any court of competent jurisdiction (at the Borrowers’ expense) for the appointment of a successor Security Trustee, as applicable.
SECTION 7.03. Succession. When the Person so appointed as successor Security Trustee, accepts such appointment:
(i)such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Security Trustee, and the predecessor Security Trustee, will be discharged from its duties and obligations hereunder; and
(ii)the predecessor Security Trustee, will (at the expense of the Borrowers and upon the payment of its charges) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Security Trustee, and will execute instruments and assignments as may be necessary or

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desirable or reasonably requested by any successor Security Trustee, to transfer to the successor Security Trustee, all Liens, interests, rights, powers and remedies of the predecessor Security Trustee, in respect of the Collateral Documents or the Trust Estate.
Thereafter the predecessor Security Trustee, will remain entitled to enforce the immunities and indemnities granted to it in Article VI and the provisions of Sections 8.09 and 8.10.
SECTION 7.04. Merger, Conversion or Consolidation of Security Trustee. Any Person into which the Security Trustee may be merged, amalgamated, combined or converted or with which it may be consolidated, or any Person resulting from any merger, amalgamation, combination, conversion or consolidation to which the Security Trustee shall be a party, or any Person succeeding to the business of the Security Trustee, shall be the successor of the Security Trustee, pursuant to Section 7.03; provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (i) through (iv) of Section 7.02 and (ii) within thirty (30) days of any such merger, amalgamation, combination, conversion or consolidation becoming effective, the successor Security Trustee, shall have notified the Borrowers and each Secured Lien Representative thereof in writing.
ARTICLE VIII

Miscellaneous Provisions
SECTION 8.01. Amendment. (a) No amendment or supplement to the provisions of any Collateral Document will be effective without the approval of the Borrowers and the Security Trustee (acting as directed by an Act of Required Debtholders), except that:
i.any amendment or supplement that has the effect solely of:
(A)adding or maintaining Collateral, securing Additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens therein;
(B)releasing Liens in favor of the Security Trustee in accordance with Section 3.09(a) or otherwise in accordance with the terms of the Collateral Documents;
(C)curing any ambiguity, omission, mistake, defect or inconsistency; or
(D)making any change that would provide any additional rights or benefits to the Secured Parties or the Security Trustee or that does not adversely affect the rights under the Secured Debt Documents, any Secured Party or the Security Trustee,
will, in each case, become effective when executed and delivered by the applicable Grantors party thereto and the Security Trustee;

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ii.no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations to:
(A)vote its outstanding Secured Obligations as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (ii) or the definition of “Act of Required Debtholders”);
(B)share in the order of application of proceeds described in Section 4.02; or
(C)require that Liens securing Secured Obligations be released only as set forth in the provisions described in Sections 3.09(a).
will become effective without the execution and delivery by the applicable Grantors, the Borrowers and the Security Trustee acting with the direction of the requisite percentage or number of holders of the Series of Secured Debt so affected under the applicable Secured Debt Document; and
(iii)no amendment or supplement that imposes any obligation upon the Security Trustee or any Secured Lien Representative or adversely affects the rights of the Security Trustee or any Secured Lien Representative, respectively, in its capacity as such, will become effective without the consent of the Borrowers and the Security Trustee or such Secured Lien Representative, respectively.
(b)Any amendment or supplement to the provisions of the Collateral Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document and Section 8.01(a)(ii) above. Any amendment or supplement that results in all of the Security Trustee’s Liens upon the Collateral no longer securing the Secured Obligations, may only be effected in accordance with Section 3.09.
(c)Notwithstanding anything to the contrary in this Agreement or any other Secured Debt Document, any amendment or waiver with respect to materially identical provisions in the Secured Debt Documents (excluding provisions in the Secured Debt Documents which by their express terms require consent of all Additional Debt Finance Parties party thereto or Loan Finance Parties party thereto, as applicable), shall be permitted with the Act of Required Debtholders.
SECTION 8.02. Voting.
(a)     In connection with any matter under this Agreement requiring a vote of holders of Secured Obligations, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (i) the aggregate principal amount of such Series of Secured Debt (including the face amount of outstanding letters of credit whether or not then available or drawn), plus (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Lien Representative of each Series of Secured Debt will cast its votes under that Series of Secured Debt in respect of any vote under this Agreement.
(b)For purposes of determining whether the holders of the requisite principal amount of Secured Obligations have taken any action as described in this Section 8.02, the

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principal amount for purposes of voting shall be the principal in U.S. dollars as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date of taking of such action by the holders of such Indebtedness.
(c)The Security Trustee has no obligation or duty to determine whether the vote of the requisite holders of the applicable Series of Secured Debt was obtained as required in this Section 8.02 or is required for any purpose hereof, or the sufficiency, validity or accuracy of any Act of Required Debtholders, but may instead rely on the vote cast by the Secured Lien Representative as described in Section 8.02(a) or an officer’s certificate from the Secured Lien Representatives.
SECTION 8.03. Further Assurances; Insurance.
(a)     Each of the Grantors will do or cause to be done all acts and things that may be required, or that the Security Trustee from time to time may reasonably request, to assure and confirm that the Security Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, in each case, subject to and as contemplated by, and with the Lien priority required under, the Secured Debt Documents.
(b)Upon the reasonable request of the Security Trustee or any Secured Lien Representative at any time and from time to time, each of the Grantors will execute, acknowledge and deliver such Collateral Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required under applicable law, or that the Security Trustee may reasonably request, in each case to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case subject to and as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.
(c)Without limiting the foregoing, substantially concurrently with a Borrower’s designation of any asset as Collateral, such Borrower will record and deliver copies to the Security Trustee for the benefit of the holders of Secured Obligations of such UCC financing statements or applications for registration, and continuation statements or applications for the renewal of registrations relating thereto, that reasonably describe the Collateral or take such other actions as, in each case under this clause (c), shall be necessary or (in the reasonable opinion of the Security Trustee) desirable to create, grant, establish, perfect and protect the Security Trustee’s security interest in such assets or property for the benefit of the current and future holders of the Secured Obligations.
(d)The Borrowers will maintain insurance in accordance with the terms and provisions of the Secured Debt Documents.
(e)Each Grantor irrevocably makes, constitutes and appoints the Security Trustee (and all officers, employees or agents designated by the Security Trustee) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Security Trustee may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, following written notice to the Borrowers, obtain and maintain such policies of

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insurance and pay such premium and take any other actions with respect thereto as the Security Trustee deems advisable. All sums disbursed by the Security Trustee in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Security Trustee and shall be additional obligations secured hereby.
SECTION 8.04. Successors and Assigns.
(a)     Except as provided in Section 5.02, the Security Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Security Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Lien Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective permitted successors and assigns.
(b)The Grantor may not delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights in contravention of the terms and conditions of the Secured Debt Documents will be null and void. All obligations of the Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Security Trustee, each Secured Lien Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective permitted successors and assigns.
SECTION 8.05. Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Collateral Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
SECTION 8.06. Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given shall be given in writing and to the following addresses:
If to the Security Trustee:
UMB Bank, N.A.
6440 S. Millrock Drive, Suite 400
Salt Lake City, UT 84121

Attention:         Corporate Trust- Aviation
Facsimile No.:     1-385-715-3025
Email:             corptrustutah@umb.com; dustin.green@umb.com

If to the Borrowers or any other Grantor:
APR Energy LLC / APR Energy Holdings Limited
c/o Atlas Corp.
2600-200 Granville Street
Vancouver, BC V6C 1S4, Canada

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Fax:            (604) 331-0925
Email:             (604) 638-2575
Attention:     gtalbot@atlascorporation.com and legal@atlascorporation.com
If to the Administrative Agent:
Citibank, N.A.
1615 Brett Road
OPS III
New Castle, DE 19720
USA
Fax:         (646) 274-5080
Attention:     Agency Operations

and, if to any other Secured Lien Representative, to such address as it may specify by written notice to the parties named above.
Unless otherwise specified herein, all notices, requests, demands, instructions, directions or other communications given to the Borrowers, the Security Trustee and any Secured Lien Representative shall be given in writing (including, but not limited to, facsimile transmission followed by telephonic confirmation or similar writing) and shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number (if any) specified in this Section 8.06 and the appropriate facsimile confirmation is received (unless the recipient has provided written notice that its offices are temporarily closed and/or its facsimile machines are unattended, in which case notice shall be given by a different method), (ii) if given by certified, registered, priority or express mail, return receipt requested, with postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, upon receipt or refusal to accept delivery, (iv) if given by email to the email address (if any) provided as aforesaid with email confirmation of such email being “read” or reply email from recipient evidencing receipt, or (v) if given by any other means, when delivered at the address specified in this Section 8.06.
SECTION 8.07. Notice Following Discharge of Secured Obligations. Promptly following the Discharge of Secured Obligations with respect to one or more Series of Secured Debt, each Secured Lien Representative with respect to each applicable Series of Secured Debt that is so discharged will provide written notice of such discharge to the Security Trustee and to each other Secured Lien Representative.
SECTION 8.08. Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Security Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.
SECTION 8.09. Compensation; Expenses. The Borrowers agree to pay such compensation to each of the Security Trustee and its agents and attorneys as and when the Borrowers and the Security Trustee may agree in writing from time to time. In addition, the Borrowers agree to pay within fifteen (15) days of receipt of written demand

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therefor, including documentation reasonably supporting such demand (without duplication):
(i)all reasonable and documented costs and out-of-pocket expenses incurred by the Security Trustee and its agents in connection with the negotiation, preparation, execution, delivery, filing, registration, recordation or administration of this Agreement or any other Collateral Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(ii)all reasonable and documented fees, out-of-pocket expenses and disbursements of the Security Trustee’s legal counsel engaged by the Security Trustee or any Secured Lien Representative incurred in connection with the negotiation, preparation, closing, administration or performance of or exercise of rights under this Agreement and the other Collateral Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Borrowers or any other Grantor;
(iii)all reasonable and documented costs and out-of-pocket expenses incurred by the Security Trustee and its agents in creating, perfecting, preserving or releasing the Security Trustee’s Liens on the Collateral under the Collateral Documents, including filing, registration and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums; and
(iv)after the occurrence and during the continuance of any Secured Debt Default, all costs and out-of-pocket expenses incurred by the Security Trustee, their agents and any Secured Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Collateral Documents or any interest, right, power or remedy of the Security Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable and documented fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Security Trustee, its agents or the Secured Lien Representatives.
The agreements in this Section 8.09 will survive repayment of all Secured Obligations, the termination of any Collateral Document and the removal or resignation of the Security Trustee.
The amounts above shall include all reasonable and documented costs and out-of-pocket expenses of attorneys of the Security Trustee, provided that, save where clause (iv) applies, such costs and out-of-pocket expenses of attorneys of the Security Trustee shall include the documented fees, charges and disbursements of one counsel for the Security Trustee and one additional counsel in any applicable local jurisdiction, one counsel for each Secured Lien Representative and, in each case, such other counsel as may be agreed with the Borrowers.
SECTION 8.10. Indemnity.
(a)The Borrowers agree to defend, indemnify, pay and hold harmless each of the Secured Lien Representative, the Security Trustee, each Secured Party and each of their Affiliates and each of their directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified

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Liability to the extent such Indemnified Liability is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b)All amounts due under this Section 8.10 will be payable within fifteen (15) days of demand.
(c)The agreements in this Section 8.10 will survive repayment of all Secured Obligations and the removal or resignation of the Security Trustee or the Co-Security Trustee.
SECTION 8.11. New Grantor Parties and Removal of Grantor Parties.
(a)The Borrowers shall procure that each entity which is a Guarantor on the date hereof and each entity that is or becomes the owner of any asset or right which is required, pursuant to the terms of any Secured Debt Document, to be subject to a Lien in favor of the Security Trustee shall accede to this Agreement by executing and delivering to the Security Trustee an Intercreditor Joinder (Grantor) confirming, amongst other things, that it is Grantor and a Guarantor, simultaneously with its entry into any Collateral Document.
(b)If any Grantor is no longer required to pledge any Collateral under the Collateral Documents to secure the Secured Obligations and such Grantor is no longer required to act as a Grantor in accordance with the Secured Debt Documents, the Borrowers shall be entitled to request the release of such Grantor as a “Grantor” hereunder and the Security Trustee shall, at the cost of the Borrowers, enter into a release of such Grantor hereunder.
SECTION 8.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.
SECTION 8.13. Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
SECTION 8.14. Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Collateral Documents.
SECTION 8.15. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 8.16. Consent to Jurisdiction.
(a)Subject as provided below, all judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Collateral Documents governed by the internal law of the State of New York shall be brought in any state or Federal court of competent jurisdiction in the State, County and City of New York, Borough of

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Manhattan. By executing and delivering this Agreement, each party to this Agreement, for itself and in connection with its properties irrevocably:
(i)accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;
(ii)waives any defense of forum non conveniens to the extent permitted by applicable law;
(iii)agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 8.06;
(iv)agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(v)agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
(b)Nothing in this Agreement or in any other Collateral Document shall restrict the Security Trustee from bringing any action or proceeding relating to this Agreement or any other Collateral Document against the Grantors or their properties in the courts of any jurisdiction.
(c)Notwithstanding any provisions to the contrary herein, in connection with any judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Collateral Documents governed by the internal law of the State of New York involving a Grantor incorporated in Mexico (a “Mexican Grantor”), each Mexican Grantor hereto irrevocably: (i) agrees to submit, for itself and its property, to the jurisdiction of any state or Federal court of competent jurisdiction in the State, County and City of New York, Borough of Manhattan in respect of actions brought against it as a defendant (or analogous) to settle any such dispute, and for such purpose irrevocably submits to the jurisdiction of such courts; (ii) waives any other jurisdiction to which it may be entitled by reason of its present or future domicile or otherwise; and (iii) waives any objection to the foregoing courts on the ground of venue or forum non-conveniens.
(d)Each Grantor not incorporated or organized in the United States of America irrevocably appoints APR Energy, LLC (the “Process Agent”), with an office on the date hereof at 3600 Port Jacksonville Parkway, Jacksonville, Florida 32226, U.S.A., as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of such Grantor and revenues service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York in connection with this Agreement or any of the other Collateral Documents, and such Grantor agrees that the failure of the Process Agent to give any notice of any such service of process to such Grantor shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. The Process Agent hereby accepts such appointment.
SECTION 8.17. Waiver of Jury Trial. Each party to this Agreement irrevocably and unconditionally waives its rights to a jury trial of any claim or cause of

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action based upon or arising under this Agreement or any of the other Collateral Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Collateral Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Collateral Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 8.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Collateral Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
SECTION 8.18. Counterparts.
(a)This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)If a Dutch Party is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other Parties that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his authority shall be governed by the laws of The Netherlands.
SECTION 8.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.
SECTION 8.20 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Secured Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Secured Obligations or Secured Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).
SECTION 8.21. Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Borrowers or any other Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation

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Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
SECTION 8.22. Rights and Immunities of Secured Lien Representatives and Security Trustee. The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Loan Agreement (including, without limitation, Article VIII thereof) and any future Secured Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative.
It is expressly acknowledged and agreed to by the parties that: (a) this Agreement and each other Collateral Document is executed and delivered by UMB Bank, National Association, not in its individual capacity but solely as Security Trustee pursuant to this Agreement; (b) each of the representations, undertakings and agreements in this Agreement and the other Collateral Documents made on the part of the Security Trustee are made and intended not as personal representations, undertakings and agreements by UMB Bank, National Association, but are made and intended for the purpose of binding only the Security Trustee in its trust capacity; and (c) under no circumstances shall UMB Bank, National Association be personally liable for the payment of any costs or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Security Trustee under this Agreement and the other Collateral Documents.
If the capacity of the Security Trustee as security trustee under this Agreement is not recognized under the applicable law of any jurisdiction, then the capacity of the Security Trustee as security trustee shall, for purposes of enforcement of this Agreement in such jurisdiction, be deemed to be replaced by the capacity of a security agent, and all references to “Security Trustee” in this Agreement shall be deemed references to “Security Agent” for such purposes; provided that all of the rights, powers, protections, immunities and indemnities of the Security Trustee set forth in this Agreement shall apply to the “Security Agent”, notwithstanding such designation.
SECTION 8.23. Amendment and Restatement
(a)This Agreement shall be deemed to be an amendment to and restatement of the Initial Intercreditor Agreement, and the Initial Intercreditor Agreement as amended and restated hereby shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Initial Intercreditor Agreement or the liens, security interests, loans, guarantees, indemnities, liabilities, expenses, or obligations under the Initial Intercreditor Agreement, or the collateral thereunder. Each of the Obligors affirms its duties and obligations under the terms of the Initial Intercreditor Agreement (as amended and restated by this Agreement). This Agreement amends and restates the Initial Intercreditor Agreement in its entirety and any obligation thereunder shall be deemed to be outstanding under this Agreement. If there is a conflict between the Initial Intercreditor Agreement and this Agreement, this Agreement shall govern from and after the Restatement Date. Upon the Restatement Date, each reference to the Initial Intercreditor Agreement in any other Secured Debt Document or in any other document, instrument or agreement shall mean and be a reference to the Initial Intercreditor Agreement, as amended and restated by this Agreement.

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(b)Each Obligor hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Secured Debt Documents (including guarantees and security agreements) executed by such Obligor and (iii) acknowledges, renews and extends its continued liability under all such Secured Debt Documents and agrees such Secured Debt Documents remain in full force and effect, including with respect to the obligations of the Borrowers as modified by this Agreement. Each Obligor further represents and warrants to each Secured Party that, after giving effect to this Agreement, neither the modification of the Initial Intercreditor Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of this Agreement (A) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Secured Debt Document (as such term is defined in the Initial Intercreditor Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (B) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
(c)Each Obligor hereby agrees, acknowledges and affirms that (i) each of the Secured Debt Documents to which it is a party shall remain in full force and effect and shall constitute security for all Obligations pursuant to the Initial Intercreditor Agreement, as amended and restated hereby, and the other Secured Debt Documents, and (ii) any reference to the Initial Intercreditor Agreement appearing in any such Secured Debt Document shall on and after the Restatement Date be deemed to refer to the Initial Intercreditor Agreement, as amended and restated hereby. In furtherance of the foregoing, each Obligor hereby confirms the security interest in the Collateral granted by it in favor of the Security Trustee pursuant to each Collateral Document to which it is a party.

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor and Proceeds Agreement to be executed by their respective officers or representatives as of the day and year first above written.
US Borrower:

APR ENERGY, LLC

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Secretary

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

UK Borrower:

APR ENERGY HOLDINGS LIMITED

By: /s/ Graham Talbot
Name: Graham Talbot
Title: Director

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

Grantors:

APPLE BIDCO LIMITED

By: /s/ Graham Talbot
Name: Graham Talbot
Title: Director

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR ENERGY BANGLADESH LIMITED

By: /s/ Graham Talbot
Name: Graham Talbot
Title: Director

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR ENERGY LIMITED

By: /s/ Graham Talbot
Name: Graham Talbot
Title: Director

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR ENERGY B.V.

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Director

By: /s/ Maarten Brood
Name: Maarten Brood
Title: Director

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR ENERGY II, LLC

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Secretary

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR ENERGY USA, LLC

By: /s/ Thomas W. Turner
Name: Thomas W. Turner
Title: President

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR INTERNATIONAL, LLC

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Secretary

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

POWER RENTAL ASSET CO LLC

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Secretary

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

POWER RENTAL ASSET CO TWO LLC

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Secretary

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

POWER RENTAL OP CO AUSTRALIA LLC

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Secretary

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

POWER RENTAL OP CO LLC

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Secretary

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR ENERGY DO BRASIL LTDA.

By: /s/ Phillip Lord
Name: Phillip Lord
Title: Authorized Representative

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

APR ENERGY MEX S. DE R.L. DE C.V.

By: /s/ Joseph DiCamillo
Name: Joseph DiCamillo
Title: Sole General Manager

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Security Trustee,

By: /s/ Glenn Shaw
Name: Glenn Shaw
Title: Vice President

    [Signature Page to A&R Intercreditor and Proceeds Agreement]

CITIBANK, N.A., as Administrative Agent under the Loan Agreement,

By: /s/ Marion O’Connor
Name: Marion O’Connor
Title: Senior Trust Officer

    [Signature Page to A&R Intercreditor and Proceeds Agreement]